UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

EINSTEIN NOAH RESTAURANT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 Zang Street, Suite 300

Lakewood, Colorado 80228

March 23, 2009

Dear Stockholder:

You are cordially invited to the 2009 Annual Meeting of Stockholders of Einstein Noah Restaurant Group, Inc. to be held on May 5, 2009 at 9:00 a.m., Mountain Time, at our offices located at 555 Zang Street, Suite 300, Lakewood, Colorado 80228.

At the Annual Meeting, you will be asked to consider and vote upon proposals (1) to elect six directors to serve until the 2010 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; (2) to approve an amendment to the Stock Option Plan for (Non-Employee) Independent Directors to increase the number of authorized shares for issuance under the Plan and (3) to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 29, 2009.

Whether or not you are able to attend the Annual Meeting, I urge you to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope provided, as a quorum of the stockholders must be present, either in person or by proxy, in order for the Annual Meeting to take place. Stockholders of record may also vote by telephone or Internet by following the instructions on the enclosed proxy card.

I would appreciate your immediate attention to the mailing of this proxy.

Yours truly,

Jeffrey J. O’Neill

President and Chief Executive Officer

555 Zang Street, Suite 300

Lakewood, Colorado 80228

Notice of Annual Meeting of Stockholders To Be Held on May 5, 2009

You are cordially invited to attend the annual meeting of stockholders of Einstein Noah Restaurant Group, Inc., which will be held at our offices at 555 Zang Street, Suite 300, Lakewood, Colorado 80228 on May 5, 2009 at 9:00 a.m., Mountain Time, for the following purposes:

1.	To elect six directors to serve until the 2010 Annual Meeting of Stockholders, and until their respective successors are elected and qualified; and

2.	To approve an amendment to the Stock Option Plan for (Non-Employee) Independent Directors to increase the number of shares authorized for issuance to 500,000 shares; and

3.	To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 29, 2009; and

4.	To transact such other business as may properly come before the meeting.

The close of business on March 18, 2009 has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any and all adjournments.

It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. Stockholders of record may also vote by telephone or Internet by following the instructions on the enclosed proxy card. If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy by mail, telephone or Internet. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. The proxy is revocable at any time prior to its use.

Jill B.W. Sisson

Secretary

Lakewood, Colorado

March 23, 2009

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED

PROXY CARD AND RETURN IT PROMPTLY. YOUR PROXY IS

REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to be held on May 5, 2009.

This year we are following a new Securities and Exchange Commission (“SEC”) rule which requires us to make available to you on the Internet a copy of this proxy statement and our annual report to stockholders. These are available to you at https://www.sendd.com/EZProxy/?project_id=190.

EINSTEIN NOAH RESTAURANT GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 5, 2009

The accompanying proxy is solicited by the board of directors of Einstein Noah Restaurant Group, Inc., a Delaware corporation (the Company), for use at the 2009 Annual Meeting of Stockholders to be held at our principal executive offices located at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, on May 5, 2009, at 9:00 a.m., Mountain Time, and at any and all adjournments and postponements thereof (the Annual Meeting). The proxy may be revoked at any time before it is voted. If no contrary instruction is received, signed proxies returned by stockholders will be voted in accordance with the board of directors’ recommendations.

This proxy statement and accompanying proxy card are first being sent to stockholders on or about March 23, 2009.

Shares Outstanding and Voting Rights

Our board of directors fixed the close of business on March 18, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Our only outstanding voting stock is our common stock, $0.001 par value per share, of which 16,032,943 shares were outstanding as of the close of business on the record date. Each outstanding share of common stock is entitled to one vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us (Attention: Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

At the Annual Meeting, stockholders will vote on proposals to elect six directors to serve until the 2010 Annual Meeting of Stockholders, and until their respective successors are elected and qualified (Proposal 1); to approve an amendment to the Stock Option Plan for (Non-Employee) Independent Directors to increase the number of shares authorized for issuance to 500,000 shares (Proposal 2); and to ratify our selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 29, 2009 (Proposal 3).

Stockholders representing one-third in voting power of the shares of stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. With respect to the election of directors, our stockholders may vote in favor of the nominees, may withhold their vote for all of the nominees, or may withhold their vote as to specific nominees. Under the Delaware General Corporation Law (DGCL) and our restated certificate of incorporation, the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposals 1 and 3 and the affirmative vote of the holders of a majority of the votes cast on Proposal 2 is required to approve Proposal 2.

Abstentions may be specified on all proposals and will be counted as present for the purposes of the proposal for which the abstention is noted. A vote withheld for a nominee in the election of directors will have the same effect as a vote against the nominee. For purposes of determining whether any of the other proposals has received the requisite vote, where a stockholder abstains from voting, it will have the same effect as a vote against the proposal.

The independent tabulator appointed for the Annual Meeting will tabulate votes cast by proxy or in person at the Annual Meeting. For the purposes of determining whether a proposal has received the requisite vote of the holders of the common stock in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares of common stock will not be included in the vote totals and, therefore, will have no effect on the vote on any of the proposals. Pursuant to the FINRA Conduct Rules, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if:

•	the broker holds the shares as executor, administrator, guardian or trustee or is a similar representative or fiduciary with authority to vote; or

•	the broker is acting pursuant to the rules of any national securities exchange of which the broker is also a member.

Under these rules, absent authority or directions described above, brokers will not be able to vote on Proposal 2.

Costs of Solicitation

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

Our 2008 Annual Report on Form 10-K, including consolidated financial statements as of and for the year ended December 30, 2008, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission (the SEC). Additional copies of the Annual Report are available at no charge upon request. To obtain additional copies of the Annual Report, please contact us at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary, or at telephone number (303) 568-8000. The Annual Report does not form any part of the materials for the solicitation of proxies. In addition, this year we are following a new Securities and Exchange Commission (“SEC”) rule which requires us to make available to you on the Internet a copy of this proxy statement and our annual report to stockholders. These are available to you at https://www.sendd.com/EZProxy/?project_id=190.

VOTING SECURITIES AND PRINCIPAL HOLDERS

As of March 18, 2009, we had 16,032,943 shares of common stock outstanding, which are our only outstanding voting securities. In addition, we had 57,000 shares of Series Z preferred stock outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of March 18, 2009, by:

•	each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers;

•	each of our current directors; and

•	all directors and executive officers as a group.

Unless otherwise indicated below, the address of each person listed below is 555 Zang Street, Suite 300, Lakewood, Colorado 80228.

BENEFICIAL OWNERSHIP

Name of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Greenlight Capital, L.L.C. and its affiliates 140 E. 45th, 24th Floor New York, New York 10017	10,733,469	(1)	67.2%
Paul J.B. Murphy, Jr.	250,000	(2)	1.5%
James W. Hood	109,212	(3)	*

Jeffrey J. O’Neill	63,776	(4)	*
Daniel J. Dominguez	75,386	(5)	*
Richard P. Dutkiewicz	93,773	(6)	*
Jill B. W. Sisson	100,003	(7)	*
Michael W. Arthur	89,652	(8)	*
E. Nelson Heumann	—	(9)	—
Frank C. Meyer	71,059	(10)	*
Thomas J. Mueller	10,356	(11)	*
S. Garrett Stonehouse, Jr.	20,750	(12)	*

All directors and executive officers as a group (9 persons)	524,755	(13)	3.2%

*	Less than one percent.

(1)	Based on an amendment to a Schedule 13D filed with the SEC on April 14, 2008. The amended Schedule 13D was filed on behalf of Greenlight Capital L.L.C., Greenlight Capital, Inc., Greenlight Capital, L.P., of which Greenlight Capital, L.L.C. is the general partner, Greenlight Capital Offshore, Ltd., for whom Greenlight Capital, Inc. acts as investment advisor, Greenlight Capital Qualified, L.P., of which Greenlight Capital, L.L.C. is the general partner, DME Advisors, L.P. of which DME Advisors GP, L.L.C. is the general partner, and David Einhorn, the principal of Greenlight Capital, L.L.C.

(2)	Includes 250,000 shares of common stock which may be acquired upon exercise of stock options that are exercisable. Mr. Murphy resigned as a director and Chief Executive Officer on December 3, 2008.

(3)	Includes 20,834 shares of common stock which may be acquired upon exercise of stock options and indirect ownership of 7,000 shares of which 5,000 shares are held by IRA and 1,000 shares each are held under Uniform Gifts to Minors Act for Mr. Hood’s daughter and son, respectively. Mr. Hood served as Chief Marketing Officer until November 25, 2008 when his employment terminated.

(4)	Includes 63,776 shares of restricted common stock. Does not include 100,000 shares of common stock subject to stock options which are not exercisable within 60 days.

(5)	Includes 75,386 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 55,481 shares of common stock subject to stock options which are not exercisable within 60 days.

(6)	Includes 85,273 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 40,407 shares of common stock subject to stock options which are not exercisable within 60 days.

(7)	Includes 98,886 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days. Does not include 33,407 shares of common stock subject to stock options which are not exercisable within 60 days.

(8)	Includes 40,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options and indirect ownership of 34,633 shares held by IRA. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.

(9)	Does not include 10,733,469 shares of common stock beneficially owned by Greenlight Capital, L.L.C. and its affiliates, over which Mr. Heumann disclaims beneficial ownership. Mr. Heumann is an employee of Greenlight.

(10)	Includes 40,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.

(11)	Includes 10,356 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable in 60 days.

(12)	Includes 20,000 shares of common stock which may be acquired upon exercise of presently exercisable stock options. Does not include 10,000 shares of common stock subject to stock options which are not exercisable within 60 days.

(13)	Includes a total of 369,901 shares of common stock which may be acquired upon exercise of stock options that are exercisable or will become exercisable within 60 days, indirect ownership of 34,633 shares and 63,776 shares of restricted common stock. Does not include 269,295 shares of common stock subject to stock options which are not exercisable within 60 days and does not include shares or options held by Messrs. Murphy and Hood.

Pledge of Shares

In the ordinary course of its business, prime brokers for Greenlight Capital, L.L.C. and its affiliates (Greenlight) have taken a security interest in Greenlight’s shares in the Company. In the event that the prime brokers were to exercise remedies under the security interests, a change of control of the Company could occur.

To our knowledge, none of our officers or directors has pledged any of his or her shares.

Series Z Preferred Stock

Our Series Z Preferred Stock generally is non-voting. However, under our Certificate of Designation, Preferences and Rights of Series Z Preferred Stock (the Certificate of Designation), we cannot take any of the following actions without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series Z Preferred Stock:

•	amend, alter or repeal any provision of, or add any provision to, the Certificate of Designation, whether by merger, consolidation or otherwise;

•

subject to the clause above, amend, alter or repeal any provision of, or add any provision to, our Restated Certificate of Incorporation or bylaws, whether by merger, consolidation or otherwise, except as may be required to authorize a Certificate of Designation for stock junior to the Series Z Preferred Stock, or to increase the authorized amount of any junior stock, including junior stock issued to management or employees under equity incentive plans;

•

authorize or issue shares of any class of stock having any preference or priority as to dividends, assets or payments in liquidation superior to or on a parity with the Series Z Preferred Stock, including, without limitation, Series Z Preferred Stock, whether by merger, consolidation or otherwise;

•

take any action that results in us or any of our direct or indirect subsidiaries incurring or assuming indebtedness (including the guaranty of any indebtedness) in excess of the greater of $185 million or 3.75 times EBITDA (as defined) for the trailing 12-month period prior to such date;

•

consummate any merger or change of control that does not result in the redemption of the Series Z Preferred Stock at the stated redemption price, payable in cash, at the effective time of the merger or change of control transaction;

•	make any restricted payment in violation of the covenant set forth in the Certificate of Designation; or

•	enter into any agreement to do any of the foregoing items.

All 57,000 shares of our outstanding Series Z Preferred Stock are held by Halpern Denny Fund III, L.P.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of six directors and the board has nominated six directors for election at the Annual Meeting to serve until the 2010 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. Our restated certificate of incorporation authorizes three to nine directors, as determined by the board, and all directors are to be elected annually. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

We are soliciting proxies in favor of the re-election of each of the nominees identified below. We intend that all properly executed proxies will be voted for these six nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. The proxies may not vote for a greater number of persons than the number of nominees named. As of the date of this proxy statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. Greenlight has indicated its intention to vote in favor of each of the nominees.

Information About the Nominees

The names of the nominees, their ages as of March 18, 2009, and other information about them are set forth below:

Michael W. Arthur. Mr. Arthur, 69, was appointed to the board of directors in October 2004. Since 1990, Mr. Arthur has headed Michael Arthur and Associates, a consulting and interim management firm specializing in restructurings, business development, and strategic, financial, marketing and branding strategies. During their restructurings, he served as CEO of California Federal Bank and financial advisor to Long John Silver’s Restaurants. Prior to 1990, Mr. Arthur served as Executive Vice President and Chief Financial Officer for Sizzler Restaurants and Pinkerton Security; Vice President of Marketing for Mattel Toys; and also served in various other management roles for D’Arcy, Masius, Benton & Bowles Advertising and Procter and Gamble. He also serves on the board of directors of the Alzheimers Association. Mr. Arthur has a B.A. degree from Johns Hopkins University and attended the Wharton Graduate School of Business.

E. Nelson Heumann. Mr. Heumann, C.F.A., 51, has served as our director since May 2004 and as Chairman of the Board since October 2004. Mr. Heumann joined Greenlight Capital, Inc., an investment management firm, in March 2000 and was made a managing member of Greenlight Capital, L.L.C. in January 2002. Prior to joining Greenlight, he served as director of distressed investments at SG Cowen from January 1997 to January 2000. From 1990 to January 1997, Mr. Heumann was a director responsible for distressed debt research and trading at Schroders. Prior to that, he was vice-president of bankrupt and distressed debt research for Merrill Lynch. Earlier in his career, Mr. Heumann was employed with Claremont Group, a leveraged buyout firm, and Value Line. He graduated from Louisiana State University in 1980 with a B.S. in Mechanical Engineering and in 1985 with an M.S. in Finance.

Frank C. Meyer. Mr. Meyer, 65, has served as our director since May 2004 and is a private investor. He was chairman of Glenwood Capital Investments, LLC, an investment advisory firm he co-founded, from January 1988 to January 2004. Since 2000, Glenwood has been a wholly owned subsidiary of the Man Group, plc, an investment advisor based in England specializing in alternative investment strategies. Mr. Meyer also serves on the board of directors of United Capital Financial Partners, Inc., a firm that converts transaction-oriented brokers into fee-based financial planners, and Fifth Street Finance Corp., a mezzanine lender to corporations. Mr. Meyer holds an M.B.A. from the University of Chicago and began his career at the University’s School of Business as an instructor of statistics.

Thomas J. Mueller. Mr. Mueller, 57, was appointed to the board of directors in December 2007. He has been the President and Partner of Mueller Consulting Inc., a consulting firm specializing in the restaurant industry, since 2006. From 2000 to 2006, Mr. Mueller served as President and Chief Operating Officer of Wendy’s International, Inc., the third largest restaurant hamburger chain in the quick service franchise industry. He began his career at Wendy’s in 1998 as the Senior Vice President, Special Projects. From 1995 to 1997, Mr. Mueller was Senior Vice President of Operations—North America, for Burger King Corporation, where he began his career as a restaurant manager in 1973. Mr. Mueller attended State University of New York at Fredonia and currently serves on the Board of Trustees of Ohio Dominican University.

Jeffrey J. O’Neill. Mr. O’Neill, 52, was named President and Chief Executive Officer and appointed to our board of directors in December 2008. In May 2005, Mr. O’Neill joined Priszm Income Fund in Toronto, Ontario, Canada. Priszm Income Fund holds an approximate 60 percent interest in Priszm Limited Partnership, which employs more than 9,000 people and owns and operates 465 quick service and quick casual restaurants (KFC, Taco Bell and Pizza Hut) across seven Canadian provinces. From January 2008 to October 2008, he served as Chief Executive Officer, and from May 2005 to January 2008, he served as President and Chief Operating Officer of Priszm Income Fund. From February 2003 until February 2005, he acted as Vice President of Sales for Quaker Foods USA, and from March 1999 to January 2003, he served as President of Pepsi Cola Canada. He holds an Honors Bachelor of Commerce Degree from the University of Ottawa and is currently a Board member of the North York General Hospital Foundation.

S. Garrett Stonehouse, Jr. Mr. Stonehouse, 39, has served as our director since February 2004. He has been a principal and founding partner of MCG Global, LLC, a private equity investment firm in Westport, CT, since 1995. Mr. Stonehouse is also the chairman of the board of directors of both Denver- based Imperial Headwear, Inc. and Boston-based Novations Group, Inc. Prior to co-founding MCG Global, he was vice president of Fidelco Capital Group. Before joining Fidelco in 1994, he held various positions with GE Capital. Mr. Stonehouse received a B.A. degree from Boston College in economics and mathematics.

Board Composition

Our board of directors has determined that Michael W. Arthur, Frank C. Meyer, Thomas J. Mueller and S. Garrett Stonehouse, Jr., all current directors, qualify as “independent” directors under the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act), and by the Nasdaq Stock Market. There are no family relationships among any of our executive officers, directors or nominees for director.

Greenlight currently owns shares of our common stock sufficient to elect all of the members of our board of directors without the approval of any other stockholder.

Meetings of the Board of Directors and Committees

The board of directors held eight meetings during fiscal 2008 and took action by written consent on one occasion. During fiscal 2008, no director then in office attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the period in which he was a director and of the total number of meetings held by all of the committees of the board of directors on which he served. The two standing committees of the board of directors are the audit committee and the compensation committee.

The following table shows the membership and number of meetings held by the board and each committee during fiscal 2008:

DIRECTOR COMMITTEE MEMBERSHIP AND MEETINGS

Director	Settlement Committee	Independent Committee	Audit Committee	Compensation Committee	Board of Directors
Michael W. Arthur		X	Chair	X	X
E. Nelson Heumann	Chair				Chair
Frank C. Meyer (1)		X	X	X	X
Thomas J. Mueller (1)	X			X	X
Paul J. B Murphy III (2)					X
Jeffrey J. O’Neill (2)					X
S. Garrett Stonehouse, Jr.		Chair	X	Chair	X
Fiscal 2008 Meetings and Consents	2	1	5	9	8

(1)	On January 23, 2008 Mr. Meyer resigned as a member of the Compensation Committee and Mr. Mueller was elected to serve on the Compensation Committee.

(2)	On December 3, 2008 Mr. Murphy resigned from the board of directors of the Company and Mr. O’Neill was elected to the board.

We have not established a policy on director attendance at annual stockholders’ meetings; however, all of our directors then in office attended our last Annual Meeting held in May 2008.

Our board of directors has not established a process for our stockholders to communicate directly with the board because of the fact that Greenlight owns approximately 67.2% of our common stock and it was not deemed necessary or appropriate. Our audit committee has established a process for communicating complaints regarding accounting or auditing matters. Any such complaints received on the established hotline or submitted to the Chief Compliance Officer are promptly forwarded to the audit committee to take such action as may be appropriate.

Audit Committee

Michael W. Arthur (chairman), Frank C. Meyer and S. Garrett Stonehouse, Jr. are the current members of the audit committee. Each of them is “independent” as required by the rules promulgated by the SEC under the Exchange Act, and by the Nasdaq Stock Market. Each of them also meets the financial literacy requirements of the Nasdaq Stock Market. Our board of directors has determined that Mr. Arthur qualifies as an “audit committee financial expert” as defined by the rules promulgated by the SEC.

The audit committee is primarily concerned with monitoring:

(1)	the integrity of our financial statements;

(2)	our compliance with legal and regulatory requirements; and

(3)	the independence and performance of our auditors.

The audit committee also is responsible for handling complaints regarding our accounting, internal accounting controls or auditing matters. The audit committee’s responsibilities are set forth in its charter which was last amended in February 2009 and is reviewed annually. The charter is available on our website at www.einsteinnoah.com. There were 4 meetings of the audit committee during fiscal 2008 and action was taken once by written consent.

Compensation Committee

S. Garrett Stonehouse, Jr. (chairman), Thomas J. Mueller and Michael W. Arthur are the current members of the compensation committee. Mr. Mueller was elected to the committee and Mr. Meyer resigned from the committee on January 23, 2008. Each of the current members is “independent” as defined in the rules promulgated by the SEC under the Exchange Act and by the Nasdaq Stock Market. This committee is primarily concerned with determining the compensation of our employees generally and approving compensation of our executive officers. The committee does not establish or recommend compensation for our independent directors; that compensation is approved by the board of directors as a whole.

The compensation committee’s responsibilities are set forth in its charter. The charter was most recently updated in February 2008 and is reviewed annually. The committee’s charter is posted on the Company’s website at www.einsteinnoah.com. The responsibilities as outlined in the charter are:

(1)	to review and approve all aspects of the compensation of the Company’s executive officers;

(2)	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer;

(3)	to review and make periodic recommendations to the board regarding the general compensation, benefits, and perquisites policies and practices of the Company; and

(4)	to review the Compensation Discussion and Analysis with management annually and to recommend its inclusion in the annual proxy statement.

There were seven meetings of the compensation committee during fiscal 2008 and action was taken twice by written consent.

The compensation committee chairman, in consultation with senior management, sets the agenda for compensation committee meetings. The Corporate Secretary has attended meetings of the compensation committee to provide appropriate record keeping. The committee has also invited the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Vice President—Human Resources to attend certain compensation committee meetings. These individuals may attend compensation committee meetings but would not attend executive sessions. The compensation committee appoints a secretary to take minutes of the executive sessions.

Nomination of Directors

The nominees for re-election to our board at the Annual Meeting were formally nominated by the full board of directors consisting of Messrs. Arthur, Heumann, Mueller, Meyer, O’Neill, and Stonehouse. The Company does not have a standing nominating committee or committee performing similar functions because Greenlight owns approximately 67.2% of our common stock and can therefore elect all of our directors without the vote of any other stockholder. Although the board will consider nominees recommended by stockholders, the board has not established any specific procedures for stockholders to follow to recommend potential director nominees for consideration. Messrs. Arthur, Heumann, Meyer, Mueller, O’Neill and Stonehouse participated in the consideration of director nominees.

At this time, the board has neither established any specific written procedures for identifying and evaluating potential director nominees nor established any minimum qualifications or skills for directors. Because of the fact that Greenlight owns approximately 67.2% of the voting stock and, as such, the Company is a “controlled company”, the board did not deem it necessary to adopt specific written procedures.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Vote Required

Directors will be elected by a majority of the votes of the holders of shares present in person or by proxy at the Annual Meeting. Greenlight has indicated its intention to vote in favor of each of the nominees.

Recommendation

The board of directors recommends that stockholders vote FOR each of the nominees for director. If not otherwise specified, proxies will be voted FOR each of the nominees for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Greenlight Capital, L.L.C. and its affiliates

E. Nelson Heumann is the chairman of our board of directors and is a current employee of Greenlight. Greenlight beneficially owns approximately 67.2% of our common stock. As a result, Greenlight has sufficient voting power without the vote of any other stockholders to determine what matters will be submitted for approval by our stockholders, to elect all of our board of directors and, among other things, to determine whether a change in control of our Company occurs. Greenlight has been involved in our financings and refinancings, has purchased our debt and equity securities and was involved in our equity recapitalization.

Procedures for Review of Transactions with Related Persons

Any proposed transaction with a related person is subject to review, negotiation and action by a committee consisting entirely of independent and disinterested directors, which committee is appointed by the board of directors at the time of any proposed transaction. The committee’s purpose and authority are set forth in resolutions appointing the committee and generally include the authority to retain such consultants, advisers and attorneys as it deems advisable in order to perform its duties.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE

STOCK OPTION PLAN FOR (NON-EMPLOYEE) INDEPENDENT DIRECTORS

TO INCREASE THE NUMBER OF

SHARES AUTHORIZED FOR ISSUANCE TO 500,000 SHARES

We are asking you to approve an amendment to the Stock Option Plan for (Non-Employee) Independent Directors (the Director Plan) to increase the number of shares authorized for issuance from 300,000 shares to 500,000 shares. A copy of the Director Plan, prior to this amendment, is attached as Annex A. On January 21, 2009, our board of directors approved the amendment to increase the shares authorized for issuance under the plan, subject to the approval of our stockholders at the Annual Meeting. A copy of the amendment to increase the shares authorized is attached as Annex B.

Our stockholders previously approved the Director Plan, initially at our 2004 Annual Meeting, approved changes to the plan, relating to pro rata awards for directors elected to our board mid-year, at our 2005 Annual Meeting and approved an amendment to increase the number of shares authorized for issuance under the plan from 200,000 to 300,000 at our 2007 Annual Meeting. The copy of the Director Plan attached as Annex A includes the terms of the Director Plan, as amended and restated, effective as of September 1, 2008. Subsequent to our 2007 Annual meeting we made two non-material amendments to the Director Plan to change our company name and to incorporate provisions for compliance with tax law requirements for deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended, and related regulations and other applicable guidance (Section 409A and the Code).

The Director Plan provides for annual option grants, effective each January 1, to each of our independent directors to purchase 10,000 shares of our common stock. Independent directors elected mid-year receive an option grant with a pro rated number of shares based upon the director’s term of service for the calendar year. In January 2009, we granted options to purchase a total of 40,000 shares to our four independent directors. As of January 1, 2009, we have granted options to purchase a total of 266,164 shares under this plan and options to purchase 20,000 shares have been forfeited and cancelled, leaving 53,836 shares available for future option grants. By increasing the number of shares authorized under the plan by 200,000 shares, we anticipate that the plan will have sufficient shares available for issuance for five additional years, based upon our current number of independent directors, four. The amendment to the Director Plan is subject to stockholder approval, and will become effective only if Proposal 2 is approved by the requisite vote of stockholders at the Annual Meeting.

Summary

The primary purposes of the Director Plan are to provide our independent directors with an added incentive to continue in service with us and to have a more direct interest in the future success of our operations. Our stockholders previously authorized 300,000 shares of our common stock for issuance under the Director Plan and that number will increase to 500,000 if our stockholders approve Proposal 2.

The Director Plan permits the grant of non-qualified stock options. Directors who qualify as independent under the Sarbanes-Oxley Act of 2002 and rules promulgated by the SEC pursuant to the Exchange Act may receive options under the Director Plan. As of January 1, 2009, we had four non-employee, independent directors who were eligible to receive options under the Director Plan.

The Director Plan provides for automatic annual option grants to independent directors on January 1 of each year. Options that have been granted under the Director Plan are set forth in the “Director Compensation” table below. The aggregate market value of the shares of our common stock that may be awarded under the Director Plan is approximately $330,553, which is based on the maximum number of shares that remain available for grant under the Director Plan (53,836 shares), multiplied by $6.14, the last reported sales price of our common stock on Nasdaq on March 18, 2009.

Our board of directors believes it is in the best interest of our stockholders to approve the amendment to the Director Plan and recommends that our stockholders approve this amendment. The principal features of the Director Plan are summarized below.

Administration of the Director Plan

Our board of directors administers and interprets the Director Plan.

Stock Options

The Director Plan provides for the grant of non-qualified stock options. On January 1 of each year, each independent director then serving on our board automatically receives an option to acquire 10,000 shares of our common stock. If an individual is elected or appointed during the calendar year as an independent director, the independent director is awarded an option for a number of shares equal to the pro rata portion of the 10,000 share annual grant based on the number of days the individual serves as an independent director during the calendar year. Each option vests six months after the date of grant and expires five years after the date of grant, unless earlier terminated or exercised. The exercise price for each option is the fair market value, the closing price of a share of our common stock, on date of grant.

An option holder may exercise an option by written notice to the company and payment of the exercise price:

•	in cash;

•	by certified, cashier’s or other check acceptable to us;

•	by the surrender of a number of shares of common stock already owned by the option holder for at least six months and with a fair market value equal to the exercise price; or

•	in any combination of the foregoing methods.

Adjustments

The plan provides for adjustment to the number of shares authorized for issuance under the plan and the number of shares subject to outstanding options in the event of stock splits, stock dividends, recapitalizations and other dilutive changes in our common stock. The board also has discretion to make equitable adjustments in the event of any other changes in our outstanding common stock, provided, that any adjustment is consistent with the requirements of Section 409A.

Non-Transferability

Options granted under the Director Plan are non-transferable, except by will or pursuant to the laws of descent and distribution and may be exercised during the lifetime of the option holder only by the holder (or, in the event of incapacity, his or her guardian or legal representative).

Effect of Termination of Services

An outstanding option will terminate prior to the end of its five-year term in three circumstances. If the option holder is removed from the board for cause, as determined by the board in its sole discretion, the outstanding option becomes void for all purposes upon the removal, regardless of the option term. If the option holder dies while a director, the outstanding option will terminate upon the first to occur of 12 months following the date of death or the end of the option term. If the option holder terminates service as a director of the Company for any other reason, the outstanding option will terminate upon the first to occur of 12 months following the date the option holder is no longer a director or the end of the option term.

Corporate Reorganization; Change of Control

Upon the occurrence of a “corporate transaction,” the board may determine that any or all outstanding options will:

(1)	become fully exercisable;

(2)	terminate at the closing of the transaction;

(3)	be cancelled in exchange for a cash payment, to the extent permitted under Section 409A, equal to the greater of:

•	the excess of the fair market value of our common stock over the exercise price or

•

the fair market value as determined by the board of the consideration for which a share of common stock is to be exchanged in the transaction less the exercise price, multiplied by the number of shares of common stock subject to the option;

(4)	be assumed or substituted by the successor or purchaser in the transaction; provided that the action is in accordance with Section 409A; or

(5)	be dealt with in any other manner as the board deems appropriate; provided that the action is in accordance with Section 409A.

A corporate transaction generally includes the following events:

•

our merger, consolidation or reorganization (other than a reorganization under the U.S. bankruptcy Code or a merger or consolidation in which we are the continuing corporation and that does not result in any changes in the outstanding shares of common stock); or

•	the sale of all or substantially all of our assets (other than a sale in which we continue as the holding company of an entity that conducts the business formerly conducted by us); or

•	our dissolution or liquidation; or

•	a “change of control” of the company. A “change of control” generally means any transaction or event occurring on or after the date of the Director Plan as a direct or indirect result of which:

(1)	any person or any group in the aggregate equity interests (other than Greenlight Capital, L.L.C. and its affiliates) shall:

•	beneficially own (directly or indirectly) more than 50% of the aggregate voting power of all of our equity interests at the time outstanding; or

•	have the right or power to appoint a majority of our board of directors; or

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election by such board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of our board of directors then in office; or

(3)	any event or circumstance constituting a “change of control” under any documentation evidencing or governing any of our indebtedness in a principal amount in excess of $10.0 million shall occur which results in an our obligation to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease) all or a portion of such indebtedness; or

•	any other transaction determined by resolution of the board to be a corporate transaction.

Deductibility under Section 280G of the Code

Options that are not otherwise exercisable at the time of a corporate transaction will only become exercisable, be cancelled and settled in cash or other consideration to the extent the exercise and issuance of shares or payment with respect to a non-employee director continues to be deductible by the company pursuant to Section 280G of the Code (the golden parachute tax rules).

Amendment and Termination

The board may amend, modify or terminate the Director Plan in any respect at any time, but no amendment can impair any option previously granted or deprive an option holder of any common stock acquired without the option holder’s consent. We will obtain stockholder approval of amendments to the extent required by applicable laws or rules. The Director Plan does not have a fixed term. The plan will terminate whenever the board adopts a resolution to that effect.

Federal Income Tax Consequences

The following summary generally describes the principal federal (but not state and local) income tax consequences of option grants made pursuant to the Director Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular recipient or to us. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

When a non-qualified stock option is granted, there are no income tax consequences for the option holder or us. When a non-qualified stock option is exercised, in general, the option holder recognizes ordinary income equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. We are entitled to a deduction equal to the ordinary income recognized by the option holder for our taxable year that ends with or within the taxable year in which the option holder recognized the ordinary income.

Section 409A imposes time and form of payment requirements for “nonqualified deferred compensation,” including certain stock options. If a nonqualified deferred compensation arrangement subject to Section 409A fails to satisfy, or is not operated in accordance with, the requirements of Section 409A, the service provider may be required to accelerate the recognition of income and be subject to an additional 20% tax, plus interest. The stock options issuable under the plan are designed to comply with Section 409A.

New Plan Benefits

The benefits to be received in the future under the Director Plan are indeterminable as they are dependent on the number of independent directors either in office on January 1 of each year or added to the board mid-year. Based upon our current level of four independent directors, each January 1, those independent directors as a group will receive a total of 40,000 stock options. Our named executive offices, other executive officers and other employees are not eligible to participate in the Director Plan and will not receive any benefits under the Director Plan.

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to approve Proposal 2. Greenlight has indicated its intention to vote in favor of Proposal 2.

Recommendation

The board of directors recommends that stockholders vote FOR the approval of Proposal 2. If not otherwise specified, proxies will be voted FOR Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

A resolution will be presented at the Annual Meeting to ratify the appointment by the board of directors of the firm of Grant Thornton LLP, an independent registered public accounting firm, as independent auditors to audit our financial statements for the year ending December 29, 2009. Inclusion of this proposal in our proxy statement to ratify the appointment of our independent auditors for year ending December 29, 2009 is not required, but is being submitted as a matter of good corporate practice.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to Independent Auditors

For the fiscal years ended December 30, 2008 and January 1, 2008, Grant Thornton LLP, our independent auditor, billed the approximate fees set forth below:

Audit Fees

Aggregate fees billed by Grant Thornton LLP in connection with the audit of our consolidated financial statements as of and for the year ended December 30, 2008 and their reviews of the unaudited condensed consolidated interim financial statements during the year ended December 30, 2008 were approximately

$459,354, including approximately $173,882 related to compliance with Sarbanes-Oxley requirements and $8,500 related to the Company’s Form S-8 registration statement. Aggregate fees billed by Grant Thornton LLP in connection with the audit of the consolidated financial statements as of and for the year ended January 1, 2008 and its reviews of the unaudited condensed consolidated interim financial statements during the year ended January 1, 2008 were approximately $721,171, including approximately $212,000 related to compliance with Sarbanes-Oxley requirements and $189,000 related to the Company’s public equity offering.

Audit-Related Fees

There were no audit-related fees billed by Grant Thornton LLP in fiscal years ended December 30, 2008 and January 1, 2008.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for the years ended December 30, 2008 and January 1, 2008 were $0 and $23,087, respectively, for tax consultation services relating primarily to refunds for overpayment of use taxes and sales tax refunds.

All Other Fees

There were no other fees billed by Grant Thornton LLP during the years ended December 30, 2008 and January 1, 2008.

Pre-Approval Policies and Procedures

Our audit committee has established procedures for pre-approval of audit and non-audit services as set forth in the audit committee charter. The audit committee pre-approves all services performed by Grant Thornton LLP and discloses such fees under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above. The audit committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining Grant Thornton LLP’s independence. Services relating to tax overpayments and sales tax refunds were pre-approved by the audit committee during the fiscal year ended January 2, 2007 and continued during the year ended January 1, 2008.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon is required to approve Proposal 3. Greenlight has indicated its intention to vote in favor of Proposal 3.

Recommendation

The board of directors recommends that stockholders vote FOR Proposal 3. If not otherwise specified, proxies will be voted FOR Proposal 3.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report and Compensation Committee Report shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors consists of three non-employee independent directors, Michael W. Arthur, Chairman, Frank C. Meyer and S. Garrett Stonehouse, Jr. The audit committee is a standing committee of the board of directors and operates under a written charter initially approved by the board of directors in January 2004, which is reviewed annually and which was most recently reviewed, amended and approved by the committee in February 2009.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

The audit committee has reviewed with our management and the independent accountants the audited consolidated financial statements in the annual report on Form 10-K for the year ended December 30, 2008, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees.

Our independent accountants also provided to the audit committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the audit committee concerning independence. The audit committee discussed with the independent accountants that firm’s independence. The audit committee considered the non-audit services provided by the independent accountants and subsequently concluded that such services were compatible with maintaining the accountants’ independence.

Based on the audit committee’s discussion with management and the independent accountants, and the audit committee’s review of the representation of management and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 30, 2008 filed with the SEC.

AUDIT COMMITTEE

Michael W. Arthur, Chairman

Frank C. Meyer

S. Garrett Stonehouse, Jr.

COMPENSATION COMMITTEE REPORT

The compensation committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

S. Garrett Stonehouse, Jr., Chairman

Michael W. Arthur

Thomas J. Mueller

COMPENSATION DISCUSSION & ANALYSIS

Introduction

In this Compensation Discussion and Analysis, we discuss our compensation objectives, our compensation decisions and the rationale behind those decisions in connection with 2008 compensation of our executive officers. The named executive officers discussed in this section are: Jeffrey J. O’Neill, who was elected our Chief Executive Officer (CEO) in December 2008, Paul J.B. Murphy, III, our CEO until December 2008, Richard P. Dutkiewicz, our Chief Financial Officer (CFO), Daniel J. Dominguez, our Chief Operating Officer (COO), Jill B. W. Sisson, our General Counsel (GC) and James W. Hood, our Chief Marketing Officer (CMO) until November 2008. We refer to them collectively as our named executive officers (NEOs).

Who designs our compensation program and makes compensation decisions?

The compensation committee is responsible for designing and administering our executive compensation programs and makes decisions regarding compensation of our executive officers. The members of our compensation committee are S. Garrett Stonehouse, Jr., Chairman, Michael W. Arthur and Thomas J. Mueller. Although in 2008 our compensation decisions with respect to salaries were made in the third quarter of the calendar year (retroactive to May 2008), our compensation planning process neither begins nor ends with any particular committee meeting. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes. During 2008, the committee met seven times to discuss cash compensation, benefit plans, bonuses and the bonus plan, option grants, executive performance reviews and other components of executive compensation and took action twice by unanimous consent.

How are compensation decisions made?

Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. The compensation committee periodically reviews data about the compensation levels of executives in the restaurant industry. The purpose of these reviews is to determine whether our compensation packages are competitive. In 2008, the committee performed a review of our NEO base salaries compared to other executives in these positions at similarly-sized restaurant companies using information from a variety of resources, including public information about certain companies and surveys. For each NEO, the surveys and companies referred to were:

CEO: HVS 2007 Executive Search Annual CEO/CFO Compensation Report (Chain Restaurant Edition), Chain Restaurant Comp Association Survey 2007, Mercer 2007 US Retail Compensation/Benefits Survey, Red Robin Gourmet Burgers, Inc., Caribou Coffee Company, Peet’s Coffee & Tea, Inc., Cosi Inc. and Sonic.

COO: Chain Restaurant Comp Association Survey 2007, Mercer 2007 US Retail Compensation/Benefits Survey, Chipotle Mexican Grill, Peet’s Coffee & Tea, Red Robin Gourmet Burgers, Inc. and Cosi Inc.

CFO: HVS 2007 Executive Search Annual CEO/CFO Compensation Report (Chain Restaurant Edition), Chain Restaurant Comp Association Survey 2007, Mercer 2007 US Retail Compensation/Benefits Survey, Chipotle Mexican Grill, Red Robin Gourmet Burgers, Inc. Cosi Inc., PF Chang’s China Bistro, Panera Bread Company and Tim Hortons Inc.

CMO: Mercer 2007 US Retail Compensation/Benefits Survey, CompAnalyst, Panera Bread Company and Tim Hortons Inc.

GC: Chain Restaurant Comp Association Survey 2007, Association of Corporate Counsel SoCal 2008 Survey, Mercer 2007 US Retail Compensation/Benefits Survey, Champps Entertainment, and Coffee Bean & Tea.

Although the committee has the authority, it did not engage outside compensation consultants to provide compensation information during 2008.

What are the objectives of our compensation program?

The objectives of our compensation program are to attract and retain high caliber executives and to motivate them to enhance stockholder value by achieving our corporate objectives. The compensation committee evaluates our business and compensation objectives on a regular basis, most recently reviewing the business objectives in December 2008.

Our compensation strategy is necessarily tied to our stage of development and growth as a business. During 2008, we pursued our growth strategy, opening 17 new restaurants and upgrading 45 restaurants, while continuing to focus on growth of earnings before interest, taxes, depreciation and amortization (EBITDA). In order to accomplish our goals, the Committee saw the need to incent and motivate our NEOs to achieve financial results and growth and, therefore, continued to use EBITDA and subjective criteria for our bonus plan. The committee strives to balance the goal of providing competitive compensation consistent with our financial resources, while motivating our NEOs to achieve business objectives for increased stockholder value. The committee further reviews the total level of compensation to determine that our levels of pay are competitive relative to the company’s performance and restaurant industry norms. As a result, the specific direction, emphasis and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy and performance expectations. For example, target and threshold EBITDA goals, our primary economic metric, have been reviewed and adjusted upward to reflect our growth and development plans. The Committee will continue to evaluate our compensation philosophy and make modifications designed to balance financial rewards and incentives in order to drive our business.

What are the elements of compensation?

The material elements of our executive compensation program are: base salary, cash bonuses, and equity awards in the form of stock options and restricted stock. The program is designed to motivate our NEOs to enhance stockholder value by rewarding them for performance and achieving short-term and long-term company goals.

The 2008 compensation program was designed to reward goals that have a direct impact on our business results, in particular our financial results. The program also considers our overall financial position. Positive and ongoing improvements in our financial results have been rewarded through both the bonus and equity award elements of our compensation program. Annual salaries and bonuses are designed to reward current performance while equity awards provide a long-term incentive and align NEOs’ and stockholders’ interests.

We utilize the annual bonus plan to motivate the NEOs to achieve specific business and financial goals based on our annual business plan. In 2008, the financial component of the bonus plan was tied to EBITDA and further adjusted up (or down) for the following items (Adjusted EBITDA):

•	Loss (gain) on sale, disposal or abandonment of assets, net;

•	Impairment charges and other related costs;

•	(Other income);

•	Transition expenses relating to the resignation of our former CEO and employment of a new CEO; and

•	Stock-based compensation expense.

Adjusted EBITDA is similar to consolidated EBITDA, as defined in our existing loan agreements. Adjusted EBITDA is an important measure in our compensation program because it ties executive compensation to stockholder interests, is a quantitative measure of operating performance and has direct correlation to meeting our obligations to our lenders.

Elements of Compensation

Base Salary

We pay base salary to our NEOs to provide current compensation for their services. The amount of base salary is designed to be competitive with salaries for similar positions in the restaurant retail and hospitality industries. We regularly review competitor and market data to determine the reasonableness of our compensation within the financial constraints of our performance. We benchmark our compensation against similar businesses in the restaurant retail and hospitality industries, using revenues and geography to further refine this analysis. As described above, for each of the NEO positions, we used survey data based upon our industry and size, and public information about companies that we consider competitors. Based in part upon this information, in 2008 we made modest adjustments (3.3%, 3.1% and 3.1%, respectively) in base salaries for our CFO, CMO and our GC and our COO received a 12% increase. Mr. Murphy, our former CEO, did not receive an increase in base salary. In addition, the committee authorized an executive search for a Chief Executive Officer (CEO) during 2008 and, through the recruitment process, we learned additional information regarding other restaurant companies’ compensation packages for this position and set Mr. O’Neill’s compensation as CEO accordingly.

Bonus

We provide an annual cash bonus opportunity to each NEO as a short-term incentive. The purpose of this element is to drive company-based initiatives and financial results and to directly tie executive compensation to those financial results. Each executive is eligible for a cash bonus based on Adjusted EBITDA performance.

The committee adopted the 2008 Bonus Plan in February 2008. Under the plan, 85% of the bonus is based solely on Adjusted EBITDA results (Company Performance Portion) and 15% on individual performance (Individual Performance Portion). In order for our executives to be eligible for the Company Performance Portion or the Individual Performance Portion of the bonus, the Company must achieve a minimum threshold level of Adjusted EBITDA. Once the threshold level is met, increasing percentages of bonuses are earned based upon the degree to which actual Adjusted EBITDA exceeds the threshold level. If performance far exceeds the anticipated goal, additional bonuses may be paid out at the discretion of the board of directors upon recommendation of the committee. The Adjusted EBITDA threshold level and scale for 2008 represented growth goals for the Company and were set to challenge NEOs to achieve those results.

Once the Adjusted EBITDA threshold is met, 85% of the bonus (the Company Performance Portion) is earned. The committee then reviews the individual performance of each NEO compared to the job description, key initiatives, goals and objectives of each NEO. Individual performance is also evaluated in light of financial, operational and customer experience elements that most accurately reflect the NEO’s role and responsibilities. Based on the Committee’s evaluation, up to 100% of the Individual Performance Portion is awarded.

The potential bonus percentage based on the base salary for each NEO for 2008 bonuses is: CEO 100%; COO, CMO and CFO 75% and GC 60%. In February 2009, the committee evaluated the Company’s performance against the specific financial targets set at the beginning of the year to determine whether any participant was eligible for a bonus. For 2008, the threshold was $42.0 million Adjusted EBITDA, with no payments for performance below this amount. If Adjusted EBITDA results increased from $42 million to $46 million, from $46 million to $50 million and above $50 million, the amounts in the bonus pool increased in increments. Based on Adjusted EBITDA of approximately $44.4 million for 2008, the bonus pool level was 25% of the highest target level attained. Adjusted EBITDA of approximately $44.4 million includes the calculated bonus pool. The amount of total bonus paid for 2008 is reported in our Summary Compensation Table under two separate columns, the Company Performance Portion is reported in the Non-Equity Incentive Plan Compensation column and the Individual Performance Portion is reported in the Bonus column.

In February 2009, the committee adopted the 2009 Bonus Plan. Under the 2009 plan, 85% of the bonus is based solely on Adjusted EBITDA results (the Company Performance Portion) and 15% on individual performance (the Individual Performance Portion), once a threshold Adjusted EBITDA is met. In other respects, the 2009 plan incorporates the same terms as the 2008 plan, except for increased levels of Adjusted EBITDA to incent improved company performance.

Equity Awards

Equity-based incentives are the long-term component of our executive officer compensation program. We believe these forms of compensation align the interests of executives with those of our stockholders for periods greater than the single year focus of the cash bonus plan. Equity incentives also encourage retention of employees through multi-year vesting schedules. Historically, the company has granted equity awards to our NEOs in the form of stock options. On January 9, 2009, the company also granted restricted stock to our CEO, Mr. O’Neill, in connection with his employment. During 2008, the company granted stock appreciation rights to a broad-based group of our employees, excluding our NEOs.

Stock Options. We grant stock options under our Executive Employee Incentive Plan. Stock options reward the recipient for the increase in our stock price during the holding period but are also high-risk as the potential value of each option can fall to zero if the price of our stock is lower than the exercise price when the options expire. The number of options granted to each NEO is determined by reviewing levels of responsibility, experience, internal equity, retention concerns, total compensation and number of options reserved under the Option Plan. Stock options have been granted to NEOs and other employees at an exercise price equal to the fair market value of a share of our common stock on the date of grant, and the options generally expire ten years after date of grant. Through 2008, options vested based upon two equally-weighted components: Adjusted EBITDA performance and tenure. Vesting based on Adjusted EBITDA performance means that 1/6 of these options shall vest on April 1 of the first, second and third years after grant on meeting at least 100% of the Adjusted EBITDA target in the business plan for the preceding year (Performance Year). 1/12 of the options vest upon meeting less than the target Adjusted EBITDA in the Performance Year’s business plan but more than the sum of (a) the threshold Adjusted EBITDA in the Performance Year’s business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the Performance Year’s business plan. Otherwise, the Adjusted EBITDA performance-based portion of the options will not vest. The tenure component is vested equally on the first, second and third anniversaries of the grant date. Because a portion of options vested only upon achievement of a specific financial metric, Adjusted EBITDA, we believed this provided an additional incentive to drive financial results. For 2008, the Adjusted EBITDA vesting goal was not met so options based on achieving that goal were cancelled. However, the tenure-based options did vest. In February 2008 and August 2008, a total of 124,592 additional options were granted, at an exercise price equal to the fair market value of a share of our common stock on the dates of grant, to the NEOs with vesting based on Adjusted EBITDA performance and tenure. In February 2009, the Committee decided to simplify the vesting schedule and granted options to acquire a total of 54,000 shares to our COO, CFO and GC vesting in three equal annual installments on the first, second and third anniversaries of the grant date.

On occasion, in order to provide an incentive to achieve a specific goal or result, the compensation committee may grant options with vesting based on specific events, performance or timing. For example, in February 2007, the committee granted options to purchase a total of 85,000 shares of common stock to our NEOs. These options, which vested upon completion of our public equity offering in June 2007, were granted to further incent and compensate the NEOs for the achievement of this goal which substantially reduced indebtedness and resulted in substantial cash interest expense savings.

As an inducement to accept the position of CEO, the committee granted Mr. O’Neill options to purchase a total of 100,000 shares of common stock at an exercise price equal to fair market value of a share of our common stock on the date of grant, $4.60 per share, vesting in three equal annual installments in December 2009, 2010 and 2011, provided he is then employed by the company. These options expire ten years after the date of grant. The committee also agreed to grant him 25,000 options per year during the first three years of his employment, commencing in February 2010.

Restricted Stock. Also as an inducement to accept employment as our CEO, the committee agreed to grant Mr. O’Neill 63,776 shares of restricted stock, valued at $375,000 on January 9, 2009, the date of grant. One-third of these restricted shares vest on each of January 9, 2010, January 9, 2011 and January 9, 2012, provided he remains employed by the company.

Our NEOs’ total compensation may vary significantly year to year based on company and individual performance. Further, the value of equity awards made to our senior executives will vary in value based on our stock price performance.

What benefits and perquisites do NEOs receive?

Our NEOs (with the exception of our GC who is a non-employee consultant) participate in our health and welfare benefit programs, such as medical, dental and vision care coverage, disability insurance and life insurance that are generally available to our employees. They receive four (4) weeks of paid time off each year. Paid time off is earned in increments throughout the year. Our NEOs are expected to manage personal time off in a manner that does not impact performance or achievement of company and individual goals. Upon termination, each NEO is entitled to payment of accrued benefits earned prior to his or her termination.

Our COO is also reimbursed for travel, lodging, food, transportation and other incidental expenses incurred in connection with his commute from his home in California to our corporate offices in Lakewood, Colorado.

What other plans may NEOs participate in?

In May 2007, the committee approved and the board adopted a non-qualified deferred compensation plan to provide a pre-tax retirement savings vehicle to NEOs and other employees. We offer this plan because NEOs’ and certain other management employees’ participation in our 401(k) plan is limited under federal income tax rules and we believe they should have other similar means of saving for retirement. Eligible employees, including the CEO, CFO and COO, may elect to defer the payment of up to 80% of their base salary and bonus under this plan. Participant elections to defer are made annually prior to the beginning of the year. The executive becomes a general unsecured creditor of the Company with respect to amounts deferred. The appreciation, if any, in the account balances of plan participants is due solely to contributions by participants and the underlying performance of the investment funds selected by the participants. Amounts deferred to the plan are notionally “invested” among various investment funds selected by the participants from funds established by the plan’s committee. A participant’s amounts are not actually invested in the investment funds for their account, but the return on the participant’s account is determined as if the amounts were invested in those funds. Currently, our CFO has deferred a portion of his compensation for 2008 and 2009 under this plan.

What is the impact of an individual NEO’s performance on compensation?

The compensation committee or its representative meets periodically with the CEO and other NEOs to evaluate the NEO’s respective performance according to the essential job duties described in the NEO’s job description. These meetings include a performance evaluation as well as an opportunity to review the job description for accuracy and to discuss any modifications to the job description for the coming year. The job descriptions outline the essential functions of the position and are specific to the tasks each NEO is directly responsible for achieving. The performance evaluation meeting focuses the executive on operational and service objectives in addition to financial objectives. Individual performance affects both the base salary and the individual performance component of the bonus of each NEO.

Do we have employment agreements or agreements for payments upon termination of employment?

We do not currently utilize employment agreements, other than Mr. O’Neill’s offer of employment and our GC’s consulting agreement described later in this proxy statement. As part of Mr. O’Neill’s employment offer, the company agreed to pay him one year’s severance if he is terminated without cause and, upon a change of control, to remove the restrictions on his restricted stock. We do not currently have any change of control agreement, termination or severance plan or similar agreement with any NEO other than Mr. O’Neill. However, upon termination of Mr. Murphy’s employment in December 2008, the company agreed to pay him severance equal to 20 months’ salary, his pro rata portion of the 2008 bonus, COBRA payments for 18 months and other incidental expenses and accelerated vesting of options and extended his option exercise period through 2009 in exchange for his agreement not to compete with the company and a full release. Upon termination of Mr. Hood’s employment the company agreed to pay him severance equal to six months’ salary, his pro rata portion of the 2008 bonus, COBRA through 2009 and extension of his option exercise period through 2009 in exchange for his agreement not to compete and a full release.

Under the Executive Employee Incentive Plan, upon a change in control as defined in the plan, all outstanding options become fully vested and exercisable. Also under the Executive Employee Incentive Plan, upon a merger, reorganization or sale of the company, the committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser company; or (iii) make any other provision for outstanding options as the committee deems appropriate. After the termination of service of an employee, director or consultant, (other than termination for cause) he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service, unless the committee provides otherwise. However, in no event may an option be exercised later than the expiration of its term.

Do we have a policy on stock ownership?

We do not have stock ownership guidelines for our NEOs; however, the committee considers the number of options previously granted to NEOs and options granted to other key employees in determining whether to grant additional options and in what amounts.

What is the impact of regulatory requirements?

We are subject to various regulatory and disclosure requirements under tax, accounting, and securities laws and regulations. However, we do not believe that the effect of these rules has a substantial impact on our compensation decisions or philosophy. Regulatory requirements have a limited impact on our compensation plan and program components, as we are focused primarily on the competitive landscape and compensation practices of other restaurant companies. Nevertheless, our stockholders have approved our Executive Employee Incentive Plan and material amendments to the plan so that we may make performance-based awards under the plan that are designed to satisfy the performance-based exception to the deduction under Section 162(m) of the Code, provided the other requirements for performance-based compensation are satisfied.

SFAS No. 123(R), Share-Based Payment [SFAS No. 123(R)], requires us to recognize compensation expense for awards of stock options to employees based on the fair value of those awards on the date of grant. We adopted the provisions of SFAS No. 123(R) at the beginning of the 2006 fiscal year, using the modified prospective transition method. We use the Black-Scholes model to estimate the fair value of our option awards and, although estimates of share-based compensation expenses impact our financial statements, these expenses do not result in the payment of cash by us.

Conclusion

The three elements of compensation we provide are intended to achieve a combination of effective and affordable executive compensation. Tying the bonus to Adjusted EBITDA focuses our NEOs on measures of success that are important to our stockholders. The time-vesting component of long-term incentives encourages continued service. We believe our NEOs are reasonably compensated in a manner that is consistent with our interests and the interests of our stockholders. Our NEOs have shown dedication to our success and we believe this has been achieved, in part, through our compensation philosophy and decisions.

Surveys

HVS CEO/CFO Compensation Report (Chain Restaurant Edition)

AFC Enterprises, Applebee’s, Ark Restaurants, Benihana, BJ’s Restaurants, Bob Evans Farms, Brinker International, Buca, Inc., Buffalo Wild Wings, Inc., Burger King Holdings, California Pizza Kitchen, Inc., Caribou Coffee Company, Carrols Restaurant Group, CBRL Group, CEC Entertainment, Champps Entertainment, Chipotle Mexican Grill, CKE Restaurants, Cosi Inc., Darden Restaurants, Dominos Pizza, Einstein Noah Restaurant Group, Inc., Famous Dave’s Of America Inc., Flanigans Enterprises, Frisch’s Restaurants, Good Times Restaurants, Granite City Food & Brewery, Grill Concepts, IHOP Corp., J. Alexanders, Jack in the Box, Jamba, Inc., Kona Grill, Landrys Restaurants, Max & Erma’s Restaurants, McCormick & Schmick’s Seafood Restaurants Inc., McDonald’s, Mexican Restaurants, Morton’s Restaurant Group, Nathan’s Famous, O’Charley’s, P.F. Chang’s China Bistro, Panera Bread Company, Papa John’s International, Peet’s Coffee & Tea Inc., RARE Hospitality International, Red Robin Gourmet Burgers, Inc., Rubio’s Restaurants, Ruby Tuesday, Ruth’s Chris Steak House, Inc., Shells Seafood Restaurants, Sonic, Star Buffet, Starbucks, Steak & Shake Co., Texas Roadhouse, The Cheesecake Factory, Tim Hortons Inc., Wendy’s International, YUM! Brands

Chain Restaurant Compensation Association Survey 2007

The Chain Restaurant Compensation Association is a member based group whose survey this year represented 101 organizations including Dinner House concepts, Family Dining, Quick Casual and Quick Service. Comparisons were made with regards to base compensation and short/long term incentive compensation.

Mercer 2007 US Retail Compensation/Benefits Survey

Mercer is a respected HR consulting firm which conducts annual surveys with regards to HR practices, benefits and compensation.

CompAnalyst

CompAnalyst is a subscription software which helps pull data from proxy statements for public companies. This is used to compare base salaries, incentive plans and equity compensation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the amount of compensation we paid to our Principal Executive Officer (PEO), our Principal Financial Officer (PFO) and each of our other executive officers during the past fiscal year (NEOs). The amounts shown include the cash and non-cash compensation awarded to, earned by and paid to each NEO.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)		Total ($)
Jeffrey J. O’Neill President and Chief Executive Officer	2008	26,538	(5)	—				8,255				72,655	(6)	107,448

Paul J.B. Murphy, III Former President and Chief Executive Officer	2008	446,001	(7)	14,712	(8)			203,032		83,367	(8)	38,126	(7)	778,625
	2007	421,771		—				172,842		—				594,613
	2006	409,990		185,000				61,051		115,919				771,960

Daniel J. Dominguez	2008	308,057		6,262				47,555		47,547		49,448	(9)	458,869
Chief Operating Officer	2007	265,865		—				201,999		—		46,972	(9)	514,836
	2006	250,941		100,000				52,351		52,894		40,749	(9)	456,186

Richard P. Dutkiewicz	2008	256,452		5,217				25,686		39,419				326,774
Chief Financial Officer	2007	239,908		—				97,462		—				337,370
	2006	231,926		75,000				26,539		39,365				372,830

James W. Hood	2008	271,031	(10)	6,446	(11)	45,473		38,298		36,528	(11)	48,636	(15)	407,172
Former Chief Marketing Officer	2007	152,884	(12)			270,526	(13)	192,237	(14)			107,172	(15)	722,819

Jill B.W. Sisson (16) General Counsel and Secretary	2008	229,667		2,000				24,161		36,603				292,431
	2007	225,000		—				97,462		—				322,462
	2006	225,000		40,097				26,539		38,084				329,720

(1)	In 2006 and 2008, bonus amounts represent discretionary amounts earned in 2006 and 2008 under the 2006 and 2008 Bonus Plans, respectively. Under the 2008 Bonus Plan, once the Company achieved defined Adjusted EBITDA targets, 15% of the bonus pool was discretionary and 85% was based on financial performance and under the 2006 Bonus Plan once the Company achieved defined Adjusted EBITDA targets, 60% of the bonus pool was discretionary and 40% was based on financial performance. Under the 2007 Bonus Plan, because the Company did not achieve the Adjusted EBITDA targets in 2007, no bonuses were paid.

(2)	No option awards were granted to our named executive officers during the year ended January 2, 2007. In February 2007 and 2008 and in August 2008 we granted options to purchase shares of our common stock which vest as described above in “Compensation Discussion and Analysis.” In December 2008 we granted options to purchase shares to Mr. O’Neill. Also, in February 2007 we granted options to purchase shares of our common stock relating to the public equity offering, which vested in June 2007. Amounts in this column reflect the stock-based compensation expense recognized in our 2008 financial statements related to options granted during fiscal years ended 2003, 2004, 2005 and 2007. Aggregate total number of stock options awards outstanding are shown below in “Outstanding Equity Awards at 2008 Year End.” For a discussion of the assumptions used in calculating stock based compensation expense under SFAS No. 123(R), Share-Based Payment may be found in Note 2 to our audited financial statements on pages 59 and 60 of our Form 10-K for the year ended December 30, 2008.

(3)	Represents the amounts paid based on meeting Adjusted EBITDA targets that are communicated in advance to the NEOs and are not certain to be satisfied. These amounts are the amounts awarded as the financial performance component (85%) of the bonus pool in 2008 and the financial performance component (40%) of the bonus pool in 2006. Because the Company did not achieve the Adjusted EBITDA targets in 2007, no amounts were paid.

(4)	Other than amounts paid to Messrs. O’Neill, Murphy, Dominguez and Hood, there were no other perquisites in excess of $10,000 paid to any other NEO.

(5)	Mr. O’Neill became our CEO in December 2008. The amount paid to him in 2008 was based on an annual salary of $460,000.

(6)	The amount shown represents the aggregate cost to the Company of providing relocation allowances and reimbursement of expenses to Mr. O’Neill for moving his principal residence to the Company’s headquarters in Colorado.

(7)	Mr. Murphy resigned in December 2008. The amount paid to him in 2008 was based on an annual salary of $425,000 together with payments of $37,197 under his severance agreement, and life insurance imputed income reported as All Other Compensation. See “Employment and Other Agreements.”

(8)	As specified in Mr. Murphy’s severance agreement, he was paid a bonus for 2008 pro rated to the date of his resignation, December 3, 2008.

(9)	The amount shown represents $46,569 in 2008, $44,200 in 2007 and $40,749 in 2006 as the aggregate cost to the Company of providing travel from Mr. Dominguez’s residence in California to Lakewood, Colorado and living expenses for Mr. Dominguez at the Company’s principal office in Lakewood, Colorado. The amount also includes life insurance imputed income in 2008 and 2007.

(10)	Mr. Hood’s employment terminated on November 25, 2008. The amount paid to him in 2008 was based on an annual salary of $257,000.

(11)	As specified in Mr. Hood’s severance agreement, he was paid a bonus for 2008 pro rated to the date of termination of his employment, November 25, 2008.

(12)	Mr. Hood became our CMO on May 3, 2007. The amount paid to him in 2007 was based on an annual salary of $250,000.

(13)	In May 2007, 7,333 shares of nonrestricted stock and 14,667 shares of restricted stock were issued under the James W. Hood Stock Award Agreement. In May 2008 the restrictions lapsed on 7,334 shares and, in November 2008, 7334 shares were forfeited and cancelled when Mr. Hood’s employment terminated.

(14)	Includes options to purchase 10,000 shares, with a value of $53,324, issued under the 2004 Director Plan for his prior service as an independent director.

(15)	The amount shown represents: (a) $46,969 in 2008 and $44,918 in 2007 as the aggregate cost to the company of providing travel from Mr. Hood’s residence in Connecticut to Lakewood, Colorado and living expenses for Mr. Hood at the company’s principal office in Colorado; (b) $22,750 as Director’s fees paid for during 2007; (c) $38,690 as consulting fees paid for professional services rendered in January, February and March 2007 and (d) life insurance imputed income.

(16)	Ms. Sisson is currently a consultant to the Company under an agreement dated December 8, 2003.

2008 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)
Jeffrey J. O’Neill	12/3/2008	—	—	—	—	—	—	100,000	4.60	176,000

Paul J.B. Murphy, III (4)	Bonus	—	333,469	2,027,351
	2/26/2008	—	—	—	—	—	8,183	8,183	15.61	89,344

Daniel J. Dominguez	Bonus	—	190,024	1,155,265
	2/26/2008	—	—	—	—	3,006	6,012	6,012	15.61	65,640
	8/5/2008	—	—	—	—	5,000	10,000	10,000	10.95	82,214

Richard P. Dutkiewicz	Bonus	—	157,641	958,389
	2/26/2008	—	—	—	—	1,671	3,342	3,342	15.61	36,489
	8/5/2008	—	—	—	—	3,750	7,500	7,500	10.95	61,661

James W. Hood (5)	Bonus	—	146,114	888,308
	2/26/2008	—	—	—	—	5,208	10,417	10,417	15.61	56,867
	8/5/2008	—	—	—	—	3,750	7,500	7,500	10.95	30,830

Jill B. W. Sisson	Bonus	—	117,104	711,941
	2/26/2008	—	—	—	—	1,671	3,342	3,342	15.61	36,489
	8/5/2008	—	—	—	—	3,000	6,000	6,000	10.95	49,328

(1)	We achieved the threshold Adjusted EBITDA results in 2008 and bonuses were paid under the 2008 Bonus Plan. See “Compensation Discussion and Analysis—Elements of Compensation—Bonus.”

(2)	The number of equity incentive plan awards excludes certain performance-based options which, although outstanding at fiscal 2008 year end, were expected to be cancelled based on 2008 Adjusted EBITDA performance, but includes certain options granted in August 2008 which may vest based on 2009, 2010 and 2011 Adjusted EBITDA performance.

(3)

Stock options are granted at an exercise price equal to the fair market value of a share of common stock on the date of grant and, generally, expire ten years after the date of grant. Options have generally vested over a three year period based upon two equally-weighted components: Adjusted EBITDA performance and tenure. Vesting based on Adjusted EBITDA performance means that 1/6 of these options vest on April 1 of the first, second and third years after grant if the Company meets at least 100% of the Adjusted EBITDA target in the business plan for the preceding year. 1/12 of the options vest upon meeting less than the target Adjusted EBITDA but more than the sum of (a) the threshold Adjusted EBITDA in the preceding year’s business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the preceding year’s business plan. Otherwise, no performance-based options vest for that year. The tenure component is vested equally on the first, second and third anniversaries of the grant date, subject to continuous service.

(4)	Mr. Murphy’s severance agreement provides for a pro rata bonus payment for 2008, an accelerated vesting of options and he may exercise his options until December 31, 2009.

(5)	Mr. Hood’s severance agreement provides for a pro rata bonus payment for 2008 and all unexercisable options were forfeited and cancelled. He may exercise his vested options until December 31, 2009.

Employment and Other Arrangements

Jeffrey J. O’Neill. Effective December 3, 2008, in connection with his employment as Chief Executive Officer, we offered Mr. O’Neill an annual salary of $460,000 and granted options to purchase 100,000 shares of common stock, vesting in annual installments over three years. We also agreed to grant him shares of restricted stock valued at $375,000 in January 2009. The restrictions on these shares lapse in equal installments over three years. He is eligible for additional premium compensation of up to 100 percent of his annual salary based upon company performance and individual performance. In addition, we agreed to grant him options to purchase at least 25,000 shares of common stock annually in 2010, 2011 and 2012 and to pay him one year’s salary if he is terminated without cause. We also agreed to pay certain relocation expenses.

Jill B.W. Sisson. On December 8, 2003, we entered into a consulting agreement with Jill B.W. Sisson to provide legal, consulting and advisory services to us and to serve as our General Counsel and Secretary. Pursuant to the agreement, on December 19, 2003, Ms. Sisson was granted options to purchase 75,000 shares of common stock pursuant to the 2003 Executive Employee Incentive Plan. The options vest in part upon length of service, and in part upon the achievement of specified financial goals by us. In addition, Ms. Sisson is eligible to receive additional options to purchase common stock and annual additional premium compensation based upon Company performance and personal performance. Ms. Sisson is also reimbursed for reasonable and necessary out-of-pocket expenses. The agreement provides for non-solicitation of Company employees for a year after termination of the agreement, and can be terminated by either party upon 30 days’ notice.

Paul J.B. Murphy, III. On December 3, 2008, we entered into a severance agreement with Mr. Murphy agreeing to pay him $708,333 over a 20-month period; $20,311.87 for legal fees, a tax gross up and insurance; his pro rata-share of the 2008 bonus; and COBRA for 18 months. In addition, the company agreed to vest 26,607 previously unvested options and to extend the option exercise period for his options through the end of 2009.

James W. Hood. After his termination on November 25, 2008, we entered into a severance agreement with Mr. Hood agreeing to pay him $128,500 over a six-month period; his pro rata share of the 2008 bonus; outplacement services of up to $17,000; and COBRA through December 31, 2009. In addition, the Company agreed to extend the option exercise period for his vested options through the end of 2009.

We have no other employment or similar contracts as of the date of this proxy statement.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
(a)	(b)	(c)		(d)		(e)	(f)
Jeffrey J. O’Neill	—	100,000		—		4.60	12/3/2018

Paul J.B. Murphy, III (1)	133,333	—		—		3.90	12/31/2009
	58,750	—		—		2.30	12/31/2009
	41,551	—		—		7.75	12/31/2009
	16,366	—		—		15.61	12/31/2009

Daniel J. Dominguez	17,500	—		—		3.90	1/1/2014
	20,417	—		5,833	(2)	4.50	11/10/2015
	32,732	5,466	(3)	5,465	(4)	7.75	2/28/2017
	—	6,012	(5)	6,012	(6)	15.61	2/26/2018
	—	10,000	(7)	10,000	(8)	10.95	8/5/2018

Richard P. Dutkiewicz	61,000	—		—		3.90	1/1/2014
	5,208	—		—		2.30	4/7/2015
	16,475	2,952	(9)	2,951	(10)	7.75	2/28/2017
	—	3,342	(11)	3,342	(12)	15.61	2/26/2018
	—	7,500	(13)	7,500	(14)	10.95	8/5/2018

James W. Hood (15)	20,834	—		—		18.50	12/31/2009

Jill B. W. Sisson	62,500	—		—		3.90	1/1/2014
	17,321	—		—		2.30	4/7/2015
	16,475	2,952	(16)	2,951	(10)	7.75	2/28/2017
	—	3,342	(17)	3,342	(12)	15.61	2/26/2018
	—	6,000	(18)	6,000	(19)	10.95	8/5/2018

(1)	In December 2008, Mr. Murphy’s severance agreement provided for accelerated vesting of options and an extension of his option exercise period until December 31, 2009.

(2)	5,833 options scheduled to vest in 2009 will not vest due to failure to meet the Adjusted EBITDA results in the 2008 Business Plan.

(3)	2,733 options vested on February 28, 2009 and 2,733 options are scheduled to vest on February 28, 2010 provided he is then employed by the Company.

(4)	2,732 performance based options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (1,366 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan). 2,733 options scheduled to vest in 2009 will not vest due to failure to meet the Adjusted EBITDA results in the 2008 business plan .

(5)	2,004 options vested on February 26, 2009 and 2,004 options are scheduled to vest on February 26, 2010 and February 26, 2011 provided he is then employed by the Company.

(6)

2,004 performance based options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (1,002 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan) and 2,004 performance based options are scheduled to vest in 2011 if 100% of Adjusted EBITDA target in 2010 business plan is met (1,002 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2010 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan). 2,004 options scheduled to vest in 2009 will not vest due to failure to meet the Adjusted EBITDA results in the 2008 business plan .

(7)	3,333 options are scheduled to vest on August 5, 2009 and August 5, 2010, and 3,334 options are scheduled to vest on August 5, 2011 provided he is then employed by the Company.

(8)	3,334 performance based options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (1,666 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan); 3,333 performance based options are scheduled to vest in 2011 if 100% of Adjusted EBITDA target in 2010 business plan is met (1,666 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2010 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan) and 3,334 performance based options are scheduled to vest in 2012 if 100% of Adjusted EBITDA target in 2011 business plan is met (1,667 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2011 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2011 business plan).

(9)	1,476 options vested on February 28, 2009 and 1,476 options are scheduled to vest on February 28, 2010 provided he is then employed by the Company.

(10)	1,475 options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (738 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan). 1,476 options scheduled to vest in 2009 options will not vest due to failure to meet the Adjusted EBITDA results in the 2008 Business Plan.

(11)	1,114 options vested on February 26, 2009 and 1,114 options are scheduled to vest on February 26, 2010 and February 26, 2011 provided he is then employed by the Company.

(12)	1,114 performance based options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (1,002 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan) and 1,114 performance based options are scheduled to vest in 2011 if 100% of Adjusted EBITDA target in 2010 business plan is met (1,002 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2010 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan). 1,114 options scheduled to vest in 2009 will not vest in 2009 due to failure to meet the Adjusted EBITDA results in the 2008 business plan.

(13)	2,500 options are scheduled to vest on August 5, 2009, August 5, 2010, and August 5, 2011 provided he is then employed by the Company.

(14)	2,500 performance based options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (1,250 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan); 2,500 performance based options are scheduled to vest in 2011 if 100% of Adjusted EBITDA target in 2010 business plan is met (1,250 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2010 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan) and 2,500 performance based options are scheduled to vest in 2012 if 100% of Adjusted EBITDA target in 2011 business plan is met (1,250 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2011 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2011 business plan).

(15)	Mr. Hood’s severance agreement provided for an extension of his option exercise period until December 31, 2009.

(16)	1,476 options vested on February 28, 2009 and provided she is then a consultant to the Company, 1,476 options are scheduled to vest on February 28, 2010.

(17)	1,114 options vested on February 26, 2009 and provided she is then a consultant to the Company, 1,114 options are scheduled to vest on February 26, 2010 and February 26, 2011.

(18)	2,000 options are scheduled to vest on August 5, 2009, August 5, 2010, and August 5, 2011 provided she is then a consultant to the Company.

(19)	2,000 performance based options are scheduled to vest in 2010 if 100% of Adjusted EBITDA target in 2009 business plan is met (1,000 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2009 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2009 business plan); 2,000 performance based options are scheduled to vest in 2011 if 100% of Adjusted EBITDA target in 2010 business plan is met (1,000 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2010 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2010 business plan) and 2,000 performance based options are scheduled to vest in 2012 if 100% of Adjusted EBITDA target in 2011 business plan is met (1,000 options are scheduled to vest upon meeting the sum of (a) the threshold Adjusted EBITDA in the 2011 business plan plus (b) 50% of the difference between the threshold Adjusted EBITDA and target Adjusted EBITDA in the 2011 business plan).

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)		Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jeffrey J. O’Neill	—	—		—	—
Paul J.B. Murphy, III	—	—		—	—
Daniel J. Dominguez	15,563	155,199	(1)	—	—
Richard P. Dutkiewicz	1,500	10,035	(2)	—	—
James W. Hood	—	—		7,333	86,529	(3)
Jill B. W. Sisson	—	—		—	—

(1)	On August 12, 2008, Mr. Dominguez exercised options to purchase 15,563 shares of our common stock with an exercise price of $2.30 when the weighted average fair market value of the stock was $12.27 per share.

(2)	On March 10, 2008, Mr. Dutkiewicz exercised options to purchase 1,500 shares of our common stock with an exercise price of $3.90 when the fair market value of the stock was $10.59 per share.

(3)	As previously reported, under the James W. Hood Stock Award Agreement effective May 3, 2007, 22,000 shares of common stock were awarded of which 7,333 shares were unrestricted and 7,333 became unrestricted on May 3, 2008 when the fair market value of the stock was $11.80 per share. The remaining 7,334 shares were forfeited and cancelled when Mr. Hood’s employment terminated in November 2008.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jeffrey J. O’Neill	—		—	—	—	—
Paul J.B. Murphy, III	—		—	—	—	—
Daniel J. Dominguez	—		—	—	—	—
Richard P. Dutkiewicz	81,487	(1)	—	(2,019)	—	84,294
James W. Hood	—		—	—	—	—
Jill B. W. Sisson	—		—	—	—	—

(1)	This amount is included in the Summary Compensation Table as part of Mr. Dutkiewicz’s salary.

Deferred Compensation Plan

Under our Deferred Compensation Plan, eligible employees may defer up to 80% of their base salary and bonus each year. Participant elections to defer are made annually prior to the beginning of the calendar year. The participant becomes a general unsecured creditor of the Company with respect to amounts deferred. The plan committee, with the advice of its investment advisor, establishes available investments and participants choose investments to be used for crediting earnings. The investment choices are the same as those offered in our 401(K) plan and the appreciation, if any, in the account balance of participants is due solely to contributions by participants and the underlying performance of those investment funds selected by the participants. The participants can make changes in the allocations of their deferred compensation among those funds in generally the same manner and on generally the same terms as under our 401(K) plan. Amounts deferred to the plan are notionally “invested” among the various investment funds selected by the participants. A participant’s amounts are not actually invested in the investment funds but the return on the participant’s account is determined as if the amounts were invested in those funds. The Company does not contribute to the Deferred Compensation Plan on behalf of employees or match the deferral made by participants. Participants may elect up to five specified payment dates for distributions, which are established as separate accounts and may also establish a “separation from service” account. Each year, participants may allocate contributions for the next year to one or more of the specified payment date accounts or the separation from service account. Amounts in a specified payment date account are distributed in a lump sum and distributions from the separation from service accounts may be distributed in a lump sum or in annual installments over, but not exceeding, a five-year period, subject to a six-month delay, if required under Section 409A. Participants must elect lump sum distributions or installments prior to the date they allocate contributions. The plan is administered by the third party administrator who provides recordkeeping and third party administration for the Company’s 401(K) plan.

Payments Upon Termination or Change of Control

Upon a change of control of the Company, the Executive Employee Incentive Plan provides that all outstanding options for all participants, including our NEOs, become fully vested and fully exercisable. The plan further provides that, upon a merger, reorganization, or sale of the company, the compensation committee may (i) provide that any or all options are exercisable in full; (ii) provide for the substitution of any or all options by a successor or purchaser company; or (iii) make any other provision for outstanding options as the compensation committee deems appropriate. After termination of service, other than termination for cause, an employee or consultant may exercise his or her options for the period as determined by the committee, but if no period is specified, generally, this means that if termination is due to death or disability, the option will remain exercisable for 12 months. In other cases, the option generally remains exercisable for three months following termination of service. In no event may an option be exercised later than the expiration of its term. If a change of control had occurred at our fiscal 2008 year end, our NEOs would have received the following values upon acceleration of all their respective outstanding options: Jeffrey J. O’Neill—$74,000; Daniel J. Dominguez—$0; Richard P. Dutkiewicz—$0; and Jill B.W. Sisson—$0. Under Mr. O’Neill’s January 9, 2009 Stock Award Agreement, restrictions on his restricted shares lapse upon a change of control. In addition, under the terms of his employment, Mr. O’Neill is entitled to one year’s salary upon termination of his employment without cause.

2008 DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option awards ($)		Total ($)
Michael W. Arthur (2)	43,000	51,100	(1)	94,100
E. Nelson Heumann	—	—		—
Frank C. Meyer (2)	34,000	51,100	(1)	85,100
Thomas J. Mueller (3)	36,000	51,100	(1)	87,100
S. Garrett Stonehouse, Jr. (4)	43,000	51,100	(1)	94,100

(1)	Options to purchase 10,000 shares of our common stock granted on January 1, 2008 when the fair market value of a share of common stock was $18.15 and the grant date fair value of the option was $5.11 per option based on SFAS No. 123(R). While this grant occurred during the 2007 fiscal year (which ended as of January 1, 2008), compensation expense was recorded during our 2008 fiscal year (January 2, 2008 through December 30, 2008). For a discussion of the assumptions used in calculating stock based compensation expense under SFAS No. 123(R) share-based payment may be found in Note 2 to our audited financial statements on pages 59 and 60 of our Form 10-K for the year ended December 30, 2008.

(2)	As of December 30, 2008 this director held vested options to purchase 40,000 shares of common stock.

(3)	As of December 30, 2008 this director held vested options to purchase 10,356 shares of common stock.

(4)	As of December 30, 2008 this director held vested options to purchase 20,000 shares of common stock.

Director Compensation

Each of our non-employee independent directors receives a $15,000 annual retainer, plus $2,000 for each board meeting and $1,000 for each committee meeting attended. In addition, on January 1 of each year, each independent director receives a grant of options to purchase 10,000 shares of common stock which vest six months after the date of grant and, unless earlier terminated or exercised, expire five years after the grant date. Any director elected or appointed during the year receives a pro rata grant of options based on his date of election or appointment. All directors are reimbursed for out-of-pocket expenses incurred by them in connection with attendance at board meetings and committee meetings.

Mr. Heumann is an employee of Greenlight, which owns 67.2% of our common stock, and he therefore is not considered an independent director. He is not paid for his service as a director but we reimburse his expenses.

There were no other arrangements pursuant to which any director was compensated during the fiscal year ended December 30, 2008.

BENEFITS UNDER EQUITY COMPENSATION PLANS AS OF DECEMBER 30, 2008

The following table summarizes equity compensation plan information as of December 30, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (1)	Weighted- average exercise price of outstanding options, warrants or rights (1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:	737,116	$6.35	767,782	(2)
Equity compensation plans not approved by security holders (3):	—	—	—

(1)	There are no outstanding warrants or rights.

(2)	This number includes 693,946 shares of common stock reserved for future issuance under the Executive Employee Incentive Plan and 73,836 shares of common stock reserved for future issuance under the Stock Option Plan for (Non-Employee) Independent Directors.

(3)	In our offer of employment to Jeffrey J. O’Neill dated December 3, 2008, we agreed to grant him, on January 9, 2009, shares of restricted stock with a value of $375,000 based on the closing price of the Company’s common stock on that date.

Corporate Code of Conduct

We have adopted a Corporate Code of Conduct that applies to our directors, executive officers and all of our employees. We will provide any person, without charge and upon request, with a copy of our Corporate Code of Conduct. Requests should be directed to us at 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary. The Corporate Code of Conduct is also available on our website at www.einsteinnoah.com. The information on our website is not incorporated into this proxy statement.

We will disclose any amendments to or waivers of the Corporate Code of Conduct on our website at www.einsteinnoah.com. We have established a confidential hotline to answer employees’ questions related to the Corporate Code of Conduct and to report any concerns. Our audit committee also has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners have been complied with for the fiscal year ended December 30, 2008, except that Messrs. Dominguez, Dutkiewicz and Hood and Ms. Sisson failed to timely report stock options granted in February and August 2008 which were subsequently reported on Form 4s. Mr. Murphy failed to timely report a stock option granted in February 2008 which was subsequently reported on a Form 4.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Einstein Noah Restaurant Group, Inc., 555 Zang Street, Suite 300, Lakewood, Colorado 80228, Attention: Secretary, or by telephone at (303) 568-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF STOCKHOLDERS

Stockholders wishing to include proposals in the proxy material in relation to the annual meeting in 2010 must submit the proposals in writing so as to be received by the Secretary at our executive offices, no later than the close of business on November 23, 2009. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals and the provisions of our Restated Certificate of Incorporation. If we are not notified of intent to present a proposal at our 2010 annual meeting by February 6, 2010, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

OTHER BUSINESS

We do not anticipate that any other matters will be brought before the annual meeting. However, if any additional matters shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

BY THE BOARD OF DIRECTORS

Jill B.W. Sisson
Secretary

Lakewood, Colorado

March 23, 2009

ANNEX A

EINSTEIN NOAH RESTAURANT GROUP, INC.

STOCK OPTION PLAN FOR (NON-EMPLOYEE) INDEPENDENT DIRECTORS

Effective January 1, 2004

(as Amended and Restated, Effective as of September 1, 2008)

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EINSTEIN NOAH RESTAURANT GROUP, INC.

STOCK OPTION PLAN

FOR (NON-EMPLOYEE) INDEPENDENT DIRECTORS

The Board of Directors of Einstein Noah Restaurant Group, Inc. (formerly named, New World Restaurant Group, Inc.) (the “Board”), a Delaware corporation (the “Company”), hereby amends and restates the Einstein Noah Restaurant Group, Inc. Stock Option Plan for (Non-Employee) Independent Directors (formerly named, the New World Restaurant Group, Inc. Stock Option Plan for (Non-Employee) Independent Directors) (the “Plan”), effective January 1, 2004 (the “Effective Date”).

PURPOSES

The purposes of the Plan are to provide Independent Directors of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (“Options”) to purchase shares of the $.001 par value common stock (the “Stock”) of the Company upon the terms and conditions described below.

ARTICLE I

GENERAL

1.1 Definitions. For purposes of the Plan and as used herein, an “Independent Director” is an individual who (a) is a member of the Board of Directors of the Company and (b) meets the criteria set forth in § 301 of the Sarbanes-Oxley Act of 2002 and related guidance. An Independent Director to whom an Option is granted is referred to herein as a “Holder.” The agreement between the Company and the Independent Director containing the terms of an Option is referred to as a “Stock Option Agreement.”

1.2 Nature of Options. The Options granted hereunder shall be options that do not satisfy the incentive stock option requirements of section 422 of the Code.

ARTICLE II

PLAN ADMINISTRATION

2.1 Duties and Powers of Board. The Plan shall be administered by the Board. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board’s duties and powers shall include, but not be limited to, the power to interpret the Plan and the Stock Option Agreements, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, to determine the rights of all Independent Directors and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

2.2 Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company, and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Independent Directors, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the

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Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE III

OPTIONS

3.1 Eligibility. The Independent Directors on the Effective Date and each Independent Director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 3.2 on the terms and conditions herein described.

3.2 Grant. Subject to stockholder approval of the Plan, on the first day of each January during the term of this Plan, each individual then serving as an Independent Director shall be granted an Option to purchase 10,000 shares of Stock. Effective March 1, 2005, each individual who is elected or appointed during the calendar year as an Independent Director shall be granted an Option to purchase the number of shares of Stock determined by multiplying 10,000 shares of Stock times a fraction, the numerator of which is the number of days the individual serves as an Independent Director during the calendar year and the denominator of which is 365, rounded to the next whole share.

3.3 Terms. As soon as possible after an Independent Director becomes entitled to the grant of an Option under Section 3.2, the Secretary of the Company shall issue such Option and shall cause to be executed a Stock Option Agreement for the number of Options granted, which shall be executed by such Independent Director and an authorized officer of the Company. In the event of any inconsistency between the provisions of the Plan and any Stock Option Agreement entered into hereunder, the provisions of the Plan shall govern. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

(a) Number. Each Independent Director shall receive under the Plan Options to purchase the number of shares of Stock specified in Section 3.2, subject to adjustment as provided in Article IV.

(b) Price. The price at which each share of Stock covered by an Option may be purchased by each Independent Director shall be the Fair Market Value (as defined in Section 6.5) of the Stock on the date of grant, subject to adjustment as provided in Article IV.

(c) Duration of Options. The period within which each Option may be exercised shall expire five years from the date the Option is granted (the “Option Period”), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

(d) Termination of Option Prior to End of Option Period.  The Option shall terminate prior to the end of the Option Period in the following circumstances:

(i) If the Holder is removed as a director of the Company during the Option Period for cause (as determined by the Board in its absolute discretion), the Option shall be void thereafter for all purposes.

(ii) If the Holder dies during the Option Period while serving as a director, the Option may exercised by those empowered to do so under the Holder’s will or by the then applicable laws of descent and distribution within twelve months following the Holder’s death (if otherwise within the Option Period), but not thereafter.

(iii) If the Holder is no longer serving as a director of the Company, the Option may be exercised by the Holder within twelve months following the date the Holder is no longer serving as a director of the Company (if otherwise within the Option Period). After the expiration of such twelve month period, the Option shall be void thereafter for all purposes and may not be exercised.

(e) Transferability. Each Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime

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only by the Holder or, in the event of disability or incapacity, by the Holder’s guardian or legal representative. The Holder’s guardian or legal representative shall have all of the rights of the Holder under this Plan.

(f) Exercise, Payments, etc.

(i) The method of exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. The Option shall be exercised when the purchase price is paid in full. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash, or (B) certified, cashier’s, or other check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

(g) Commencement of Exercisability. Each Option shall become exercisable six (6) months after the Option is granted.

(h) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company’s policy on trading securities of the Company as such policy is in effect from time to time.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. A total of 300,000 shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. This authorization may be further increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock that may be issued upon the exercise of Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Unused and Forfeited Stock. Any shares of Stock that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any shares that are subject to an Option that expires or is terminated for any reason, shall automatically become available for use under the Plan. Any shares of Stock that are used to pay the Option Price shall not become available for the grant of Options under the Plan.

4.3 Adjustments for Stock Split, Stock Dividends, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such

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shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner (in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the shares of Stock then subject to each outstanding Option.

4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), no Holder shall be entitled to any part of such securities or other property.

4.5 Other Changes in Stock. If there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Board (in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then subject to an Option held by any Holder of the particular class of Stock involved, the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire Option. If, upon exercise of any such Option, the Holder subscribes for the additional Stock or other securities, the Holder shall pay to the Company the price that is payable by the Holder for such Stock or other securities.

4.7 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to issue a fractional share under any Option and the total substitution or adjustment with respect to each Option shall delete any fractional share. In the case of any such substitution or adjustment, such Option shall be equitably adjusted by the Board in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D).

4.8 Determination by the Board, Etc. Adjustments under this Article IV shall be made by the Board in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D), whose determinations with regard thereto shall be final and binding.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE OF CONTROL

5.1 Adjustment of Options. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Board shall take any one or more of the following actions with respect to outstanding Options:

(a) Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise have been satisfied;

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(b) Provide that any Options that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing;

(c) Provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Independent Director holding such cancelled Option shall receive in exchange therefore (determined in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the Independent Directors’ Option, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion in accordance with the requirements of Code §409A, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the Independent Directors’ Option, multiplied by the number of shares of Stock purchasable under the Option;

(d) Provide for the assumption or substitution of any or all Options as described in Section 5.2;

(e) Make any other provision for outstanding Options as the Board deems appropriate in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D); and

The Board need not take the same action with respect to all outstanding Options or to all outstanding Options of the same type.

5.2 Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D).

5.3 Corporate Transaction. A Corporate Transaction shall include the following:

(a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c) Liquidation: the dissolution or liquidation of the Company;

(d) Change of Control: A “Change of Control” means any transaction or event occurring on or after the date of this Plan as a direct or indirect result of which (a) any Person or any group in the aggregate equity interests (other than Greenlight Capital, L.L.P. and its affiliates) shall (1) beneficially own (directly or indirectly) of the Company having more than 50% of the aggregate voting power of all equity interests of the Company at the time outstanding or (2) have the right or power to appoint a majority of the board of directors of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of the Company then in office; or (c) any event or circumstance constituting a “change of control” under any documentation

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evidencing or governing any indebtedness of the Company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Company to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease) all or a portion of such indebtedness.

The terms “beneficially own”, “beneficial owner” and “Group” shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that, for the purposes of this definition of “Change of Control” only, any Person or Group other than the Greenlight Capital, L.L.P. and its affiliates shall be deemed to be the current beneficial owner of any shares of voting Stock of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant; or

(e) Other Transactions: Any other transaction that the Board determines by resolution to be a Corporate Transaction.

5.4 Deductibility under Code § 280G. Notwithstanding the provisions of Section 5.1, Options that are not otherwise exercisable at the time of a Corporate Transaction shall only become exercisable as described in Section 5.1 or cancelled and settled for cash or other consideration as permitted under Section 5.1 to the extent such exercise and issuance of shares of Stock or payment with respect to a particular non-employee director continues to be deductible by the Company pursuant to Code § 280G.

ARTICLE VI

GENERAL PROVISIONS

6.1 Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. No Options shall be exercised under the Plan prior to approval of the Plan by the Company’s stockholders.

6.2 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

6.3 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension, or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company’s securities are quoted or listed for trading.

6.4 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

6.5 Fair Market Value. means, as of a given date, (i) the closing price of a share of Stock on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on a quotation system, the mean between the last reported high and low selling prices for the Stock on such date as reported by the quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on a quotation system,

6

the Fair Market Value of a share on such date shall be determined by the Board in accordance with the requirements of Code §409A and acting in good faith.

6.6 Rights as Stockholders. The Holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company with respect to any shares of Stock purchasable upon the exercise of any part of an Option unless and until certificates representing such shares of Stock have been issued by the Company to such Holders.

6.7 Conditions to Issuance of Stock Certificates. Stock shall not be issued with respect to an Option granted hereunder unless the exercise of such Option and the issuance and delivery of shares of Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company’s state of incorporation, the Securities Act of 1933, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of the Company’s counsel with respect to such compliance. The Plan, the grant and exercise of an Option to purchase shares of Stock hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

6.8 No Right to Continued Membership on Board. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Independent Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any Independent Director at any time for any reason whatsoever, with or without cause.

6.9 No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

6.10 Tax Withholding. The Company shall be entitled to require payment or deduction from other compensation payable to each Independent Director of any sums required by federal, state or local tax laws to be withheld with respect to any Option. The Board may in its discretion allow such Independent Director to elect to have the Company withhold shares of Stock (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. If the Director elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment by check of such sums for taxes shall be delivered within two days after the date of exercise. If, as allowed by the Board, the Director elects to have the Company withhold shares of Stock (or allow the return of shares of Stock) having a Fair Market Value equal to sums required to be withheld, the value of the shares of Stock to be withheld (or returned, as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Elections by such persons to have shares of Stock withheld for this purpose will be subject to the following restrictions: (1) the election must be made on or prior to the Tax Date, (2) the election must be irrevocable, (3) the election shall be subject to the disapproval of the Board, and (4) the election shall be subject to such additional restrictions as the Board may impose in an effort to secure the benefits of any regulations under Section 16 of the Exchange Act. The Board shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any Option until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

6.11 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

6.12 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

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6.13 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act and any successor applicable rule so that grants under the Plan will satisfy the requirements of Rule 16b-3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.

EINSTEIN NOAH RESTAURANT GROUP, INC.,

a Delaware corporation

Date:	September 1, 2008	By:	/s/ PAUL J.B. MURPHY, III

The Company stockholders previously approved the Plan, initially at our 2004 Annual Meeting, approved changes to the Plan, relating to pro rata awards for Independent Directors elected to the Board mid-year, at our 2005 Annual Meeting and approved an amendment to increase the number of shares authorized for issuance under the Plan from 200,000 to 300,000 shares at our 2007 Annual Meeting. Subsequent to our 2007 Annual meeting, the Board approved two non-material amendments to the Plan to change the name of the Company to Einstein Noah Restaurant Group, Inc. and to incorporate provisions for compliance with tax law requirements for deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended. This Plan document includes the amendments described above and reflects the terms of the Plan, as amended and restated, effective as of September 1, 2008.

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ANNEX B

FIRST AMENDMENT TO THE

EINSTEIN NOAH RESTAURANT GROUP, INC.

STOCK OPTION PLAN FOR (NON-EMPLOYEE) INDEPENDENT DIRECTORS

1. Plan Sponsor: Einstein Noah Restaurant Group, Inc.

2. Amendment of Plan: The following Amendments to the Einstein Noah Restaurant Group, Inc. Stock Option Plan for (Non-Employee) Independent Directors (the “Plan”) are adopted, effective as provided in Paragraph 3:

A. Section 4.1 shall be amended by replacing the existing Section 4.1 with the following Section 4.1:

4.1 Number of Shares. A total of 500,000 shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. This authorization may be further increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock that may be issued upon the exercise of Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

3. Effective Date: The Effective Date of this Amendment shall be May 5, 2009, the date this Amendment is approved by the stockholders of the Company.

4. Terms and Conditions of Plan: Except for the above Amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

5. Execution: The Plan Sponsor has executed this Amendment as of the date set forth below.

EINSTEIN NOAH RESTAURANT GROUP, INC.

By:

Title:

Date:

EINSTEIN NOAH RESTAURANT GROUP, INC.

C123456789

000004

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2009.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

123456 C0123456789 12345

1. Proposal to elect six directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Michael W. Arthur	☐	☐	02 - E. Nelson Heumann	☐	☐	03 - Frank C. Meyer	☐	☐
04 - Thomas J. Mueller	☐	☐	05 - Jeffrey J. O'Neill	☐	☐	06 - S. Garrett Stonehouse, Jr.	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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<STOCK#> 010SXE

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies 1:00 a.m. submitted , Central Time, by the on Internet May 5, or 2009. telephone must be received by

Vote by Internet

Log on to the Internet and go to www.investorvote.com/BAGL

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

123456

C0123456789

12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — Board of Directors recommends a vote FOR the election of each of the nominees for director listed below and FOR Proposals 2 and 3.

1. Proposal to elect six directors:

01 - Michael W. Arthur

04 - Thomas J. Mueller

02 - E. Nelson Heumann

05 - Jeffrey J. O’Neill

03 - Frank C. Meyer

06 - S. Garrett Stonehouse, Jr.

For Withhold

For Withhold

For Withhold

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For Against Abstain For Against Abstain

2. Proposal to approve an amendment to the Stock Option Plan for (Non-Employee) Independent Directors to increase the number of shares authorized for issuance to 500,000.

4. In their discretion upon such other matters as may properly come before the meeting.

3. Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for Einstein Noah Restaurant Group, Inc. for the fiscal year ending December 29, 2009.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below please Please give sign full exactly title as as such. your name If a corporation, appears on please your stock sign in certificates. full corporate When name joint by tenants President hold or shares, other authorized both should officer. sign. If When a partnership, signing as please attorney, sign executor, in partnership administrator, name by trustee, authorized or guardian, person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

6 2 C V 0 2 1 3 3 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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<STOCK#> 010SXE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Proxy — EINSTEIN NOAH RESTAURANT GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2009

555 Zang Street, Suite 300

Lakewood, CO 80228

This Proxy is solicited on Behalf of the Board of Directors.

This proxy is solicited on behalf of the Board of Directors of Einstein Noah Restaurant Group, Inc. for the Annual Meeting on May 5, 2009. The undersigned appoints Jeffrey J. O’Neill and Jill B.W. Sisson, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Einstein Noah Restaurant Group, Inc. common stock that the undersigned may be entitled to vote at the Annual Meeting of stockholders to be held on May 5, 2009, and at any adjournment or postponement thereof as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of each of the nominees for director listed herein and FOR Proposals 2 and 3.

This proxy revokes all proxies with respect to the annual meeting and may be revoked prior to exercise. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope